Exhibit 99.1

PRESS RELEASE

Autoliv Provides Update on European Commission Investigation and Announces $210 Million Accrual

(Stockholm, Sweden, December 6, 2018) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, provides an update on the European Commission’s investigation of suppliers of occupant safety systems.

As previously disclosed, since June 2011, Autoliv has been subject to an investigation of anti-competitive behavior among suppliers of occupant safety systems in the European Union (the “EC investigation”). Autoliv has been cooperating with the EC investigation. The EC previously concluded a discrete portion of its investigation in November 2017 and imposed a fine on the Company that was paid during the first quarter of 2018.

Management now has reason to believe that the EC will seek to impose a fine in connection with the remaining portion of the EC investigation. According to management’s best estimation and based on the advice of our legal counsel, the Company will accrue $210 million in the fourth quarter of 2018 in connection with the remaining portion of the EC investigation. Any such fine from the EC will likely not be tax deductible. The Company believes that a fine could be issued during the first half of 2019, although this may be delayed. The fine would be payable within 90 days after the investigation is ultimately resolved and be denominated in euros.

Inquiries:

Corporate Communications: Stina Thorman, Tel +46 (0)8 587 206 50

Investors & Analysts: Anders Trapp, Investor Relations, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Investor Relations, Tel +46 (0)8 587 206 14

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 8.00 am CET on December 6, 2018.

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 66,000 employees in 27 countries. In addition, the Company has 12 technical centers around the world, with 19 test tracks. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIVsdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20650 E-mail: stina.thorman@autoliv.com believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including a final resolution of the EC’s investigation, the final amount of any potential fine and any additional civil disputes with non-governmental third parties or any civil or stockholder litigation stemming from the same facts and circumstances underlying the EC investigation. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20650 E-mail: stina.thorman@autoliv.com